Exhibit 99.1

eFunds Reports First Quarter Results
Net Revenue of $140.9 Million; Diluted Earnings of $0.19 Per Share

Scottsdale, ARIZONA, May 5, 2004 — eFunds Corporation (NYSE: EFD), a leading provider of risk management, electronic payments, ATM and global outsourcing solutions, today reported first quarter net income of $9.4 million, or $0.19 per diluted share, compared with net income of $4.6 million, or $0.10 per diluted share reported in the first quarter of 2003. Reported operating income increased to $14.0 million, or 10.0 percent of net revenue, as compared to operating income of $6.6 million, or 5.0 percent of net revenue reported in the first quarter of 2003. First quarter net revenue increased 7.9 percent to $140.9 million as compared to net revenue of $130.5 million recorded in the first quarter of 2003.

“We delivered a good first quarter and are off to a solid start in 2004,” said Paul F. Walsh, Chairman and Chief Executive Officer. “In accordance with our expectations, our growth in revenue of 8 percent significantly outpaced the 2 percent increase in our operating expenses, resulting in our net income more than doubling.”

“Our balance sheet remains very strong, with approximately $163 million in cash and virtually no debt. We will continue to use our resources to make selective investments in our business. For example, in April the Company completed the acquisition of Penley, Inc., which provides USA PATRIOT Act and OFAC compliance services and Loss Control Solutions (LCS), which offers fraud investigation case management software for the financial services industry. The aggregate initial purchase price of approximately $6 million for Penley and LCS was funded from existing cash on hand.”

“These acquisitions will enhance our ability to offer an integrated platform for risk management, fraud prevention and revenue optimization through our industry leading ChexSystemsSM product suite. In addition, these acquisitions provide us with an entry point to extend our solutions into the Credit Card, Insurance and Broker Dealer markets.”

“After a solid first quarter, we remain focused on achieving our strategic and financial objectives for 2004,” Walsh said. “We will continue executing our strategy to provide value-added solutions to our clients and delivering consistent profitable growth. For the full year of 2004, we are reconfirming our previous outlook for 5 to 10 percent revenue growth with earnings per share growth of 25 to 30 percent.

Change to Reporting Segments

The Company’s segment reporting was revised during the first quarter ended March 31, 2004 to reflect additional organizational and cost group changes. Revenues and expenses from certain collection activities have been reclassified between the Electronic Payments, Risk Management and Global Outsourcing segments. The allocation of corporate overhead was further refined by the realignment of certain amortization cost groups with the respective business segments that benefited from the use of the related assets. Prior year segment data has been reclassified to reflect the new segment presentation, which is detailed in the accompanying schedules.

Conference Call

eFunds will hold a one-hour conference call today at 10:00 AM ET to discuss the Company’s first quarter financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939.) The call will also be broadcast on the company’s website at www.efunds.com under “Investor Relations.” Interested parties are encouraged to click on the webcast link 10 to 15 minutes prior to the start of the conference call.

Replay Information:

A replay of the conference call will be available beginning two hours after the call’s completion and will play through midnight EST on May 12, 2004. You may access the replay by dialing 800-642-1687 (International callers dial 706-645-9291) and entering the Conference ID number 6834652. Additionally, you may replay the conference call via eFunds’ website at www.efunds.com.

About eFunds

Headquartered in Scottsdale, Ariz., eFunds Corporation (NYSE: EFD) is an industry leader with nearly 30 years of experience and expertise in electronic payments and risk management. eFunds provides electronic transaction processing, ATM solutions, risk management, professional and outsourcing services to financial institutions, electronic funds transfer networks, government agencies and retailers around the world.

Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance their relationships with their customers.

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2003.

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eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2004		2003
Net revenue	$140,886	100.0%	$130,528	100.0%

Operating expenses
Processing, communication and service costs	58,670	41.7%	55,706	42.7%
Employee costs	48,942	34.7%	46,929	36.0%
Depreciation and amortization	8,929	6.3%	8,789	6.7%
Other operating costs	10,323	7.3%	12,527	9.6%

Total operating expenses	126,864	90.0%	123,951	95.0%

Income from operations	14,022	10.0%	6,577	5.0%
Other (expense) income — net	(624)	-0.5%	244	0.2%

Income before income taxes	13,398	9.5%	6,821	5.2%
Provision for income taxes	(4,019)	-2.8%	(2,189)	-1.7%

Net income	$9,379	6.7%	$4,632	3.5%

Shares outstanding
Basic	47,686		46,703

Diluted	49,115		46,713

Earnings per share
Basic	$0.20		$0.10

Diluted	$0.19		$0.10

eFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(in thousands)	2004	2003
Current assets:
Cash and cash equivalents	$163,278	$158,106
Deposits subject to compensating balance arrangements	1,585	472
Restricted custodial cash	2,636	4,168
Accounts receivable — net	74,684	63,841
Other current assets	25,304	29,722

Total current assets	267,487	256,309

Property and equipment — net	48,624	49,629
Long-term investments	3,305	3,243
Intangibles-net and other non-current assets	200,273	203,156

Total assets	$519,689	$512,337

Current liabilities:
Accounts payable	$27,877	$26,585
Accrued liabilities	51,852	59,546
Accrued contract losses	1,545	1,890
Long-term debt due within one year	3,338	5,586

Total current liabilities	84,612	93,607

Long-term debt	1,171	1,667
Other long-term liabilities	13,785	15,401

Total liabilities	99,568	110,675

Stockholders’ equity:
Common stock	478	473
Additional paid-in capital	425,578	418,496
Accumulated deficit	(8,208)	(17,587)
Accumulated other comprehensive income	2,273	280

Stockholders’ equity	420,121	401,662

Total liabilities and stockholders’ equity	$519,689	$512,337

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2004	2003
Cash flows from operating activities:
Net income	$9,379	$4,632
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	3,503	3,686
Amortization of intangibles	5,426	5,103
Loss on impairment or disposals of assets	96	255
Changes in assets and liabilities
Restricted custodial cash	1,533	379
Accounts receivable	(10,843)	(11,970)
Accounts payable	1,292	(3,997)
Other assets and liabilities	(3,915)	12,728

Net cash provided by operating activities	6,471	10,816

Cash flows from investing activities:
Capital expenditures	(4,531)	(4,370)
Acquisitions	(775)	—
Proceeds from sale of property and equipment	—	11,938

Net cash (used in) provided by investing activities	(5,306)	7,568

Cash flows from financing activities:
Payments on long-term debt	(1,977)	(510)
Issuance of common stock	5,984	275

Net cash provided by (used in) financing activities	4,007	(235)

Net increase in cash and cash equivalents	5,172	18,149
Cash and cash equivalents at beginning of period	158,106	119,487

Cash and cash equivalents at end of period	$163,278	$137,636

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	March 31,		Change
(in thousands)	2004	2003	$	%
Net revenue:
Electronic payments	$49,683	$43,067	6,616	15%
ATM management	35,160	33,827	1,333	4%
Risk management	35,124	32,000	3,124	10%
Global outsourcing	20,919	21,634	(715)	-3%

Total net revenue	140,886	130,528	10,358	8%

Operating expenses:
Processing, employee and other costs -
Electronic payments	38,855	32,039	6,816	21%
ATM management	32,784	32,046	738	2%
Risk management	20,954	22,756	(1,802)	-8%
Global outsourcing	15,204	17,839	(2,635)	-15%

Total processing, employee and other costs	107,797	104,680	3,117	3%

Allocated overhead -
Electronic payments	2,800	1,902	898	47%
ATM management	2,102	2,219	(117)	-5%
Risk management	2,397	2,773	(376)	-14%
Global outsourcing	1,673	2,375	(702)	-30%
Corporate	10,095	10,002	93	1%

Total allocated overhead	19,067	19,271	(204)	-1%

Income (loss) from operations:
Electronic payments	8,028	9,126	(1,098)	-12%
ATM management	274	(438)	712	163%
Risk management	11,773	6,471	5,302	82%
Global outsourcing	4,042	1,420	2,622	185%
Corporate	(10,095)	(10,002)	(93)	-1%

Total income from operations	$14,022	$6,577	7,445	113%

eFUNDS CORPORATION
Consolidated Quarterly Statement of Operations Information
(Results Adjusted for Certain Collection Activities and Amortization Reclassification)
(Unaudited)

	2003 Quarter Ended				Year Ended
(in thousands)	March 31	June 30	September 30	December 31	2003
Net revenue(1):
Electronic payments	$43,067	$45,200	$45,050	$50,239	$183,556
ATM management	33,827	36,346	36,186	33,438	139,797
Risk management	32,000	32,024	33,931	31,605	129,560
Global outsourcing	21,634	19,386	17,974	20,147	79,141

Total net revenue	130,528	132,956	133,141	135,429	532,054

Operating expenses(1),(2):
Processing, employee and other costs -
Electronic payments	32,039	34,339	33,374	36,021	135,773
ATM management	32,046	34,060	33,784	32,049	131,939
Risk management	22,756	22,990	22,611	20,781	89,138
Global outsourcing	17,839	16,814	15,213	14,204	64,070

Total processing, employee and other costs	104,680	108,203	104,982	103,055	420,920

Allocated overhead -
Electronic payments	1,902	1,593	2,260	2,615	8,370
ATM management	2,219	1,629	1,752	1,837	7,437
Risk management	2,773	2,476	2,417	2,418	10,084
Global outsourcing	2,375	1,824	1,908	1,981	8,088
Corporate	10,002	10,317	7,247	10,320	37,886

Total allocated overhead	19,271	17,839	15,584	19,171	71,865

Restructuring, asset impairment and other charges, net of reversal of provision for contract losses -
Electronic payments	—	—	(1,271)	189	(1,082)
ATM management	—	—	244	—	244
Risk management	—	—	884	(60)	824
Global outsourcing	—	—	842	35	877
Corporate	—	—	(304)	—	(304)

Total restructuring, asset impairment and other charges, net of reversal of provision for contract losses	—	—	395	164	559

Income (loss) from operations:
Electronic payments	9,126	9,268	10,687	11,414	40,495
ATM management	(438)	657	406	(448)	177
Risk management	6,471	6,558	8,019	8,466	29,514
Global outsourcing	1,420	748	11	3,927	6,106
Corporate	(10,002)	(10,317)	(6,943)	(10,320)	(37,582)

Total income from operations	$6,577	$6,914	$12,180	$13,039	$38,710

(1)	Revenues and expenses from certain collection activities have been reclassified between the Electronic Payments, Risk Management and Global Outsourcing segments.

(2)	Certain amortization cost groups have been realigned with the respective business segments that benefited from the use of the related assets.